UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2012 (April 9, 2012)

Delphi Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11462 (Commission File Number)	13-3427277 (IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE (Address of Principal Executive Offices)

19899 (Zip Code)

Registrant’s telephone number, including area code:
302-478-5142

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 9, 2012, the Registrant issued a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include those referred to in filings of Delphi Financial Group, Inc. (“Delphi”) with the U.S. Securities and Exchange Commission, as well as the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Delphi; the conditions to the completion of the proposed transaction may not be satisfied, or the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; the conditions to the settlement of the consolidated action brought in connection with the proposed transaction may not be satisfied; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction. Tokio Marine Holdings, Inc. and Delphi assume no obligation, and expressly disclaim any obligation, to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Registrant’s April 9, 2012 press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

By:	/s/ Chad W. Coulter
Name: Chad W. Coulter
Title: Senior Vice President, General Counsel and Secretary

Dated:  April 9, 2012

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EXHIBIT INDEX

The following exhibit is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Registrant’s April 9, 2012 press release.

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